UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2025

RxSight, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40690	94-3268801
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Columbia
Aliso Viejo, California		92656
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 521-7830

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RXST	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the previously announced pending transition of Shelley Thunen from her position as the Company’s Chief Financial Officer (and principal financial and accounting officer), on December 23, 2025, RxSight, Inc. (the “Company”) and Ms. Thunen entered into a transition agreement and release of claims (the “Transition Agreement”) and a consulting agreement, effective as of her employment separation date, pursuant to which she will provide certain transition services for the Company (the “Consulting Agreement”). For more information regarding the material terms of the Transition Agreement and Consulting Agreement, see Item 5.02 of the Current Report on Form 8-K filed by the Company on December 22, 2025, which is incorporated herein by reference. Such description of the material terms of the Transition Agreement and the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Agreement and the Consulting Agreement, which the Company expects to file as exhibits to a subsequent periodic report to be filed with the U.S. Securities and Exchange Commission (the “SEC”).

Item 7.01. Regulation FD Disclosure.

The Company reports that the leadership transition of its Chief Financial Officer, as described in Item 5.02 of this Current Report on Form 8-K, does not affect the Company’s outlook or expectations for full-year 2025, and the Company continues to execute against its strategic and operational priorities.

This report contains forward-looking statements, including statements concerning Company’s outlook or expectations for full-year 2025 and statements relating to the Company’s expectations and outlook as it continues to execute on its strategic and operational priorities. Such statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, implied or inferred by these forward-looking statements. These statements are only predictions based on our current expectations and projections about future events. You should not place undue reliance on these statements. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risk factors that may be found in the section entitled Part II, Item 1A (Risk Factors) in our Quarterly Report on Form 10-Q for the three months ended September 30, 2025, filed with the SEC on November 5, 2025, and the other documents that RxSight may file from time to time with the SEC. These and other factors may cause our actual results to differ materially from any forward-looking statement. We undertake no obligation to update any of the forward-looking statements after the date of this report to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law.

The information referenced under Item 7.01 (including Exhibit 99.1 referenced in Item 9.01 below) of this Current Report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RxSight, Inc.

Date:	December 23, 2025	By:	/s/ Ron Kurtz, M.D.
Ron Kurtz, M.D. Chief Executive Officer and President